UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2006

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Executive Officer Compensation

On February 24, 2006, the Board of Directors of Western Gas Resources, Inc. (the “Company”) approved bonus payments for the 2005 performance year to each of the named executive officers.  The Board also granted stock options and restricted stock, pursuant to the Company’s 2005 Stock Incentive Plan, to the Company’s named executive officers and to other key employees.  A total of 671,305 stock options and 287,340 shares of restricted stock were granted.  Both the stock options and restricted stock vest over three years, commencing on the first anniversary of the grant date.  The stock options have an exercise price of $43.43.  The amount of the bonus payments made and the number of stock options and shares of restricted stock granted to the named executive officers is as follows:

Name	Title	Bonus Amount	Stock Options	Restricted Stock
Peter A. Dea	President & Chief Executive Officer	$603,806	49,788	10,953
John C. Chandler	Executive Vice President & Chief Operating Officer	$316,462	25,823	5,681
William J. Krysiak	Executive Vice President & Chief Financial Officer	$267,881	21,787	4,793
John C. Walter	Executive Vice President & General Counsel	$275,166	22,453	4,940
Edward A. Aabak	Executive Vice President - Midstream	$272,838	22,263	4,898

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: February 28, 2006	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer